Exhibit 10.5


                     OBJECTIVE SYSTEMS INTEGRATORS, INC.

                             SEVERANCE AGREEMENT
                             -------------------


THIS AGREEMENT is entered into as of December 15, 1999 ("Effective Date"), between OBJECTIVE SYSTEMS INTEGRATORS, INC., a Delaware corporation ("OSI"), and LAWRENCE F. FIORE ("Officer").


                                  RECITALS
                                  --------

Officer serves as OSI's Vice President, Finance and Chief Financial Officer. The parties wish to set forth the terms of Officer's compensation if his employment ends because of a Change in Control. If a Change in Control occurs, Officer and other key employees will be more vulnerable to dismissal without regard to the quality of their service. Because key employees are in a unique position to affect the efforts of others, OSI's Board of Directors ("Board") believes it is in the best interests of OSI and its shareholders to ensure the fair treatment of key employees and to reduce the adverse effects on their performance inherent in an acquisition or a change in control.


                                  AGREEMENT
                                  ---------

1.   Definitions. For purposes of this Agreement, the following terms have the
     -----------
     meanings set forth below:

     (a)   a "Change in Control" will occur if (1) any person, as that term is
              -----------------
           used in Section 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934 ("Exchange Act"), other than OSI, is or becomes the beneficial owner, as defined in Rule 13(d)3 under the Exchange Act, either directly or indirectly (including by holding securities which are exerciseable for or convertible into shares of OSI capital stock), of 50% or more of the combined voting power of the outstanding shares of OSI's capital stock entitled to vote generally in the election of directors (calculated as provided in Rule 13(d) under the Exchange Act in the case of rights to acquire capital stock), whether by means of a tender offer or exchange offer, a Transaction or otherwise, (2) a Transaction is consummated, (3) the Continuing Directors do not constitute a majority of the Board for any reason and at any time during the term of this Agreement, or (4) a majority of OSI's Outside Directors decide that a Change of Control has occurred.

     (b)   "Compensation" includes all wages, salary, bonuses and incentive
            ------------
           compensation paid by OSI as consideration for the Officer's service that are included in the Officer's gross income for federal income tax purposes, but excludes any taxable income recognized on the exercise of stock options or the disposition of shares acquired on the exercise of stock options.

     (c)   a "Continuing Director" is (1) a member of the Board serving on
              -------------------
           December 15, 1999, or (2) a person who is thereafter elected by the shareholders or appointed by the Board where the election or appointment was approved by at least a majority of the Continuing Directors then serving on the Board.

     (d)   "Disability" means that the Officer, in the reasonable judgment of
            ----------
           the Board, is not able to perform the duties of his office by reason of illness or physical or mental disability, where the condition has continued for a period of more than three consecutive months.

     (e)   "Good Reason" includes any of the following:
            -----------

           (1) assignment to the Officer of significantly reduced duties, or a substantial reduction in the nature or status of, the Officer's responsibilities immediately before a Change in Control. In this regard, a reduction in duties or responsibilities only by virtue of OSI being acquired and made a part of a larger entity (as, for example, the Chief Financial Officer of OSI remains as such following the Change in Control and is not made the Chief Financial Officer of the acquirer) will constitute "Good Reason"

           (2) reduction in the Officer's salary or a material reduction in his other benefits taken as a whole, as in effect on the date of a Change in Control.

           (3) relocation of OSI's principal executive offices outside of the Greater Sacramento area.

           (4) relocation of the Officer to any place other than the principal offices of OSI, except for reasonably required travel by the Officer on OSI's business.

           (5) breach by OSI of this Agreement, if the breach has not been cured within 30 days after notice setting forth with specificity the nature of the breach.

           (6) failure by OSI to obtain the assumption of this Agreement by any successor or assign of OSI.

     (f)   "Outside Director" is a person who is not, and who during the past
            ----------------
           six months was not, an employee or officer of OSI.

     (g)   "Termination for Cause" is termination of the Officer's employment
            ---------------------
           as a result of (1) an act of intentional personal dishonesty by the Officer in connection with his responsibilities as an employee and intended to result in his substantial personal enrichment, (2) his conviction of a felony, (3) a willful act by the Officer which constitutes gross misconduct and which is more than of de minimus injury to OSI, or (4) continued substantial violations of his employment duties (that have been previously communicated to him in writing, are consistent with his position as an Officer of OSI and that are neither illegal, immoral nor wrongful), that are demonstrably willful and deliberate on his part and that have continued for 30 days after OSI has delivered to him a written demand for performance, specifically setting forth the factual basis for OSI's belief that he has not performed his duties.

     (h)   "Termination on a Change in Control" is (1) termination by the
            ----------------------------------
           Officer of his employment for Good Reason within two years after the occurrence of a Change in Control, or (2) termination by OSI of the Officer's employment within two years after the occurrence of a Change in Control other than a Termination for Cause or a termination resulting from his death or Disability.

     (i)   a "Transaction" is (1) a consolidation or merger involving OSI,
              -----------
           other than a merger solely to effect a reincorporation or a merger as to which stockholder approval is not required under Sections 251(f) or 253 of the Delaware General Corporation Law, (2) a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of 50% or more of OSI's assets, or (3) the adoption of any plan or proposal for the liquidation or dissolution of OSI.

2.   Term. If no Change in Control has occurred, this Agreement will expire
     ----
     three years from its Effective Date. This Agreement will be automatically renewed for successive one-year periods unless either party has given the other six months prior notice of its election not to renew. If a Change in Control occurs, this Agreement will continue in effect, and will not terminate, until the Officer has received the severance compensation provided for below.

3.   Termination on a Change in Control. If a Termination for a Change in
     ----------------------------------
     Control occurs, the Officer will immediately be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), any benefits then due under any OSI plans in which the Officer participates, accrued vacation pay and any appropriate business expenses incurred by the Officer in connection with his duties, all to the date of termination ("Accrued Compensation"). The Officer will also be entitled to the severance compensation described in Section 4.

4.   Severance Compensation. If a Termination on a Change in Control occurs,
     ----------------------
     OSI will pay severance compensation to the Officer in an aggregate amount equal to the Officer's Compensation for 24 months. Severance compensation will be computed with reference to the Compensation paid to the Officer for the last full calendar month immediately preceding the month in which the Change in Control occurs or the month in which the Officer's employment terminates, whichever is higher. Compensation as to any month will include one-twelfth of the amount of any bonus or other lump sum compensation received by the Officer during the preceding 12 months and all amounts accrued with respect to that month under any deferred compensation plan. Severance compensation will be without prejudice to the Officer's right to receive accrued Compensation earned and unpaid at the time of termination. Severance compensation payments to the Officer will be paid in a lump sum within 30 days after Termination on a Change in Control.

5.   Other Provisions. In addition to the severance payments described above,
     ----------------
     the Officer will receive 100% OSI-paid benefits in the same or comparable plans as provided to him immediately before the Termination on a Change in Control. If the Officer's health insurance coverage included his dependents, those dependents will also be covered at OSI's expense. Coverage under this Section will continue for 24 months after termination; provided, however, that coverage will end on the date the Officer and any covered dependents become covered under any similar plan not maintained by OSI.

6.   Acceleration of Options. If a Termination on a Change in Control occurs,
     -----------------------
     all stock option agreements will be amended to provide that the stock options held by the Officer immediately before the termination will become fully vested and exerciseable, even if the vesting conditions set forth in the underlying stock option agreements have not been satisfied in full, and will remain exerciseable for a period of 12 months after the Termination on a Change in Control and for a period of 24 months if the termination results from the Officer's Disability, but in no event longer than the original term of the option.

7.   Aggregate Benefit Cap. If the benefits provided for in this Agreement or
     ---------------------
     otherwise payable to the Officer constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), and will be subject to the excise tax imposed by
     Section 4999 of the Code, the Officer will receive a payment from OSI sufficient to pay the initial excise tax ("Gross-Up"), but no further payments from OSI with respect to the Gross-Up. Unless OSI and the Officer otherwise agree in writing, determination of the Officer's excise tax liability and the amount required to be paid under this Section will be made, in writing, by the same firm of independent public accountants who were employed by OSI immediately before the Change of Control ("Accountants"). For purposes of making their calculations, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. OSI and the Officer will furnish the Accountants with such information and documents as the Accountants may reasonably request. OSI will bear all costs the Accountants reasonably incur in connection with these calculations.

8.   Other Benefits. Neither this Agreement nor the severance compensation
     --------------
     that it provides for will reduce any amounts otherwise payable, or in any way diminish the Officer's rights as an employee of OSI, whether existing now or hereafter, under any benefit, incentive, retirement, stock option, stock bonus or stock purchase plan or under any employment agreement or other plan or arrangement.

9.   Employment Status. This Agreement does not constitute a contract of
     -----------------
     employment. It does not impose on OSI any obligation to retain the Officer as an employee, to change the status of his employment or to change OSI's policies regarding termination of employment.

10.  Miscellaneous.
     -------------

     (a)   Severability. If a court or other body of competent jurisdiction
           ------------
           determines that any term of this Agreement is invalid or unenforceable, that term will be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and all other terms of the Agreement will be deemed valid and enforceable to the fullest extent possible.

     (b)   Withholding. Compensation and benefits to the Officer under this
           -----------
           Agreement will be reduced by all federal, state, local and other withholdings or similar taxes as required by applicable law.

     (c)   Entire Agreement. This Agreement is the entire agreement between the
           ----------------
           parties with respect to its subject matter and may be amended, modified, superseded or canceled, or its terms waived, only by a written instrument executed by each party or, in the case of a waiver, by the party waiving compliance. Failure of a party at any time to require performance of any term of this Agreement will not affect the right at a latter time to enforce the same. No waiver of a breach of this Agreement, whether by conduct or otherwise, in any one or more instances will be construed as a further or continuing waiver of the breach or of any other term of this Agreement.

     (d)   Counterparts. This Agreement may be executed in one or more
           ------------
           counterparts, each of which will constitute an original.

     (e)   Successors and Assigns. This Agreement will be binding on OSI, its
           ----------------------
           successors and assigns, and will inure to the benefit of the Officer and his estate, heirs, legal representatives and assigns.

     (f)   Notices. All notices, requests, demands and other communications
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           under this Agreement will be in writing, will be effective on receipt and will be delivered by Federal Express or a similar courier, personal delivery, certified or registered mail or by facsimile transmission. Addresses for notice to either party are as shown on the signature page of this Agreement or as subsequently modified by written notice.

     (g)   Jurisdiction. The parties each irrevocably consent to the
           ------------
           jurisdiction of the courts of the State of California for all purposes in connection with any action or proceeding arising out of or relating to this Agreement. Any action instituted under this Agreement will be brought only in the state courts of the State of California.

     (h)   Governing Law. This Agreement will be governed by, and its
           -------------
           provisions construed in accordance with, the laws of the State of California as applied to contracts between California residents entered into and to be performed entirely within California.

IN WITNESS WHEREOF, the parties have executed this Agreement as of December 15, 1999.


OBJECTIVE SYSTEMS INTEGRATORS, INC.,


By:    /s/ Richard G. Vento
   ---------------------------------------------------
Title:    Co-Chief Executive Officer
      ------------------------------------------------
Date:    12/15/99
     -------------------------------------------------

Address for Notices:       101 Park Way
                           Folsom, California  95630
                           Attention:  General Counsel


OFFICER


/s/ Lawrence F. Fiore
------------------------------------------------------
Lawrence F. Fiore

Address for Notices:       ---------------------------
                           ---------------------------